UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 29, 2010

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway New York, New York 10018
(Address of principal executive offices)

(212) 642-3860
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On June 29, 2010, Jones Apparel Group, Inc. (“Jones”) entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement dated as of May 13, 2009, as amended as of May 5, 2010 (as so amended, the “Credit Agreement”), by and among Jones, the other borrowers and subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as the administrative agent for the lenders, and JPMorgan Chase Bank, N.A., Toronto Branch, as the administrative agent for the Canadian lenders, pursuant to which the maturity date under the Credit Agreement has been extended to May 13, 2015.  The Amendment also provides for, among other things, the following changes to the Credit Agreement: (1) a reduction in the interest rate spreads and commitment fees payable under the Credit Agreement; (2) changes in the borrowing base eligibility criteria for accounts owing by certain customers of Jones, foreign accounts and inventory in transit; (3) changes in the calculation of the borrowing base relating to foreign accounts; (4) the establishment in the agents’ permitted discretion of reserves against the borrowing base for the senior notes of Jones due in 2014; (5) the allowance of repayments and prepayments, including pursuant to open market purchases or a tender offer, of such notes subject to compliance with certain liquidity and/or other conditions; (6) an increase in the general debt basket from $300 million to $600 million and the addition of a new lien basket; and (7) an extension of the grace period for events of default arising from the amount of open account obligations exceeding the applicable cap therefor.  In addition, the Amendment effects certain technical and other amendments to the Credit Agreement and the other loan documents, as more specifically described in Exhibit 10.1 hereto.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 29, 2010, Jones issued a press release announcing the Amendment.  A copy of the press release is attached hereto as Exhibit 99.1.

The Credit Agreement dated as of May 13, 2009 has been previously filed with, and is described in, Jones’ Current Report on Form 8-K dated May 13, 2009.  Amendment No. 1 and Consent to the Credit Agreement, dated as of May 5, 2010 was filed with, and is described in, Jones’ Current Report on Form 8-K dated May 5, 2010.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Amendment No. 2 to Credit Agreement and Other Loan Documents, dated as of June 29, 2010, by and among Jones Apparel Group, Inc., the other borrowers and subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as the administrative agent for the lenders, and JPMorgan Chase Bank, N.A., Toronto Branch, as the administrative agent for the Canadian lenders.

99.1	Press Release of the Registrant dated June 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC.
(Registrant)

By:	/s/ Ira M. Dansky
Ira M. Dansky
Executive Vice President,
General Counsel and Secretary

Date:  June 29, 2010

Exhibit Index

Exhibit No.	Description

10.1
Amendment No. 2 to Credit Agreement and Other Loan Documents, dated as of June 29, 2010, by and among Jones Apparel Group, Inc., the other borrowers and subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as the administrative agent for the lenders, and JPMorgan Chase Bank, N.A., Toronto Branch, as the administrative agent for the Canadian lenders.

99.1	Press Release of the Registrant dated June 29, 2010.